Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-160913

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 30, 2009)

UQM TECHNOLOGIES, INC.

3,000,000 Shares

Common Stock

____________________________________________________________________________________________________

On September 15, 2010, we entered into an At Market Issuance Sales Agreement with Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus Weisel, relating to up to 3,000,000 shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus dated July 30, 2009.

In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock at any time and from time to time through Stifel Nicolaus Weisel as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the NYSE Amex stock exchange and any other trading market for the common stock, and sales to or through a market maker other than on an exchange.

The aggregate compensation payable to Stifel Nicolaus Weisel as sales agent shall be equal to 3% of the gross sales price of the shares sold through Stifel Nicolaus Weisel pursuant to the sales agreement.

Subject to the terms and conditions of the sales agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the sales agreement. The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock offered by this prospectus supplement and the accompanying prospectus or (2) the termination of the sales agreement by us or by Stifel Nicolaus Weisel.

Our common stock is traded on the NYSE Amex stock exchange under the symbol "UQM." The common stock is also traded on the Chicago, Pacific, Frankfurt, Berlin and Stuttgart stock exchanges. The last reported sale price of our common stock as reported on the NYSE Amex on September 15, 2010 was $2.68 per share.

____________________________________________________________________________________________________

Investing in our common stock involves risks. See "Risk Factors," beginning on page S-1 and the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other information we file from time to time with the Securities and Exchange Commission.

____________________________________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________________________________________________________________________________________

Stifel Nicolaus Weisel

The date of this prospectus supplement is September 16, 2010

TABLE OF CONTENTS

Prospectus Supplement

Prospectus
Prospectus Summary .
1
Where You Can Find More Information
6
Risk Factors .
2
Incorporation of Certain Documents by Reference
6
Forward-Looking Statements
4
Legal Matters .
7
Use of Proceeds .
5
Experts .
7
Plan of Distribution
5

______________________________

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, any free writing prospectus prepared by or on behalf of us or any information to which we have referred you. Neither we nor Stifel Nicolaus Weisel has authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

THE COMPANY

We are a developer and manufacturer of power dense, high efficiency electric motors, generators and power electronic controllers for the automotive, aerospace, military and industrial markets. Our primary focus is developing products for the alternative energy technologies sector including propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles, under-the-hood power accessories and other vehicle auxiliaries. Our headquarters, engineering and product development center, and motor manufacturing operation are located in Longmont, Colorado.

We operate our business in two segments. Our technology segment encompasses advanced research, development and application of our proprietary motors, generators, power electronics and software. Our power products division encompasses the volume manufacturing of motors, generators, power electronic controllers and related products.

Our revenue is derived from two principal sources. We derive revenue from funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of our proprietary technology to customers' products. We also derive revenue from the manufacture and sale of products engineered by us.

Our technology includes a number of proprietary technologies and patents relating to brushless permanent magnet motors, generators and power electronic controllers, which together with software codes intelligently manage the operation of our systems. Our proprietary motors are suited as propulsion drives in all-electric and hybrid-electric vehicles. The characteristics of our motors and generators include high operating efficiencies, high power density (high power output to weight ratio) and generally smaller external dimensions and weight for a given power output, improving packaging. We also manufacture and sell related electronic products including DC-to-DC converters and DC-to-AC inverters for use onboard vehicles.

We are pursuing the commercialization of our technology and products designed by us in markets where we intend to introduce technologically advanced products or lower cost systems or a combination of both. We believe that our technology and products are suited for application in a wide-range of vehicles as the trend toward electrification continues to gain momentum. In this regard, we have focused our attention on several markets, including the automotive, truck, off-road vehicle and military markets, where we believe we can most effectively compete and which we expect may have higher than average rates of growth and expansion.

Our principal executive offices are located at 4120 Specialty Place, Longmont, Colorado 80530, and our telephone number is (303) 682-4900. Our website is www.uqm.com. The contents of our website are not incorporated into this prospectus supplement.

RISK FACTORS

You should carefully consider the risks described below and elsewhere in this prospectus supplement before making an investment decision. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks incorporated by reference into, or otherwise contained in, this prospectus supplement.

Risks Related to Our Business

The information in Part I, Item 1A - Risk Factors, contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2010, and in each subsequently filed quarterly report on Form 10-Q and annual report on Form 10-K, is hereby incorporated by reference.

Risks Related to This Offering

The unpredictability and fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have varied in the past, and may vary in the future, from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

the timing and size of sales of our products and services;

loss of customers or our ability to attract new customers;

changes in our pricing policies or the pricing policies of our competitors;

increases in sales and marketing, product development or administration expenses;

costs related to acquisitions of technology or businesses;

our ability to attain and maintain quality levels for our products; and

general economic factors.

Our common stock price and trading volume may be volatile and you may lose all or part of your investment.

Securities markets worldwide experience significant price and volume fluctuations in response to general economic and market conditions and their effect on various industries. This market volatility could cause the price of our common stock to decline significantly and without regard to our operating performance, and you may not be able to resell your shares at or above the offering price. Those fluctuations could be based on various factors in addition to those otherwise described in this prospectus supplement, including:

our operating performance and the performance of our competitors;

the public's reaction to our press releases, our other public announcements and our filings with the SEC;

changes in earnings estimates or recommendations by research analysts who follow UQM or other companies in our industry;

variations in general economic, market and political conditions;

the number of shares to be publicly traded after this offering;

actions of our current shareholders, including sales of common stock by our directors and executive officers;

the arrival or departure of key personnel; and

other developments affecting us, our industry or our competitors.

In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce our common stock price.

Future or anticipated sales of our stock may impact its market price.

Sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. The number of shares of common stock that may be offered by us in this offering is equal to approximately 8.3% of the outstanding shares of our common stock as of September 15, 2010. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us, our business and our market. If one or more of the analysts who cover us change their recommendation regarding our stock adversely, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose viability in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.

You will experience immediate and substantial dilution in net tangible book value per share of common stock.

The public offering price of the common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. If you purchase shares of our common stock, you will incur immediate and substantial dilution in the amount of $1.50 per share, assuming an offering price of $2.68 per share (the closing price of our common stock on September 15, 2010 as reported on the NYSE Amex stock exchange). See "Dilution."

We may issue additional securities, including securities that are senior in right of dividends, liquidation and voting to the common stock, without your approval, which would dilute your existing ownership interests.

Our restated articles of incorporation allow us to issue up to approximately 14 million additional shares of common stock at any time without the approval of our shareholders. The issuance by us of additional common stock will have the following effects:

our shareholders' proportionate ownership interest in us will decrease;

the relative voting strength of each previously outstanding common share may be diminished; and

the market price of the common stock may decline.

Our management will have broad discretion in the use of proceeds from this offering, and you may not agree with their decisions with respect to application of the proceeds.

Our management will have broad discretion concerning the use of proceeds from this offering as well as the timing of such expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds of the offering. Management may use the net proceeds of this offering in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, our business, results of operations, cash flow, financial condition and prospects may be adversely affected.

Provisions in our charter documents and Colorado law may delay or prevent our acquisition by a third party.

Our restated articles of incorporation and bylaws and Colorado law contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock. Among other things, these provisions:

do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates;

require shareholder action by written consent to be unanimous;

require vacancies on the board of directors (other than vacancies due to newly created directorships) to be filled only by the vote of a majority of the directors then serving on the board; and

establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by shareholders at a meeting.

These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our shareholders' receiving a premium over the market price for their common stock.

Other Business Risks

We are subject to financial and reputational risks due to product recalls resulting from product quality and liability issues.

The risk of product recalls, and associated adverse publicity, is inherent in the development, manufacturing, marketing, and sale of powertrain systems. Our products and the products of third parties in which our products are a component are becoming increasingly sophisticated and complicated as rapid advancements in technologies occur in the market for clean vehicles. At the same time, product quality and liability issues present significant risks. Product quality and liability issues may affect not only our own products but also the third-party products in which our motors, generators and electronic products are a component. Our efforts to maintain product quality may not be successful, and if they are not, we may incur expenses in connection with, for example, product recalls and lawsuits, and our brand image and reputation as a producer of high-quality products may suffer. Any product recall or lawsuit seeking significant monetary damages could have a material adverse effect on our business and financial condition. A product recall could generate substantial negative publicity about our products and business, interfere with our manufacturing plans and product delivery obligations as we seek to replace or repair affected products, and inhibit or prevent commercialization of other future product candidates. Although we do have product liability insurance, we do not have insurance to cover the costs associated with a product recall and the expenses we would incur in connection with a product recall could have a material adverse affect on our operating results.

If our products fail to perform as expected, we could lose existing and future business, and our ability to develop, market and sell our products could be harmed.

Our products are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes. Despite testing, our products have contained defects and errors in the past and may in the future contain manufacturing or design defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to our reputation, any of which may adversely affect our business and our operating results.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares sold and the market price at which they are sold. We intend to use net proceeds from this offering as matching funds for the Department of Energy Assistance Award under the American Recovery and Reinvestment Act and for working capital and general corporate purposes.

DILUTION

If you purchase our common stock in the offering, you will suffer an immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the public offering price paid by purchasers of our common stock exceeds the net tangible book value per share of our common stock after the offering. Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less goodwill and intangible assets. Net tangible book value per share represents our net tangible book value divided by the number of shares of common stock outstanding. As of June 30, 2010, our net tangible book value was $38,190,658 and our net tangible book value per share was $1.06.

After giving effect to the sale of common stock in the offering, assuming all 3,000,000 shares are sold, at an assumed public offering price of $2.68 per share, which is the closing price of our common stock on September 15, 2010, as reported on the NYSE Amex stock market, and the application of the estimated net proceeds from the offering, our adjusted net tangible book value as of June 30, 2010 would have been $45,939,458 , or $1.18 per share. This represents an immediate increase in net tangible book value of $0.12 per share to existing shareholders and an immediate dilution of $1.50 per share to new investors purchasing shares in the offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$ 2.68

Net tangible book value per share as of June 30, 2010	$ 38,190,658

Increase in net tangible book value per share attributable to new investors
7,748,800

Adjusted net tangible book value per share after the offering
$ 1.18

Dilution per share to new investors		$ 1.50

The foregoing discussion and tables assume no exercise of any outstanding stock options to purchase our common stock. As of June 30, 2010, options to purchase 2,628,585 shares of common stock were outstanding. To the extent these options are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement, or Sales Agreement, with Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus Weisel, under which we may issue and sell from time to time up to 3,000,000 shares of our common stock through Stifel Nicolaus Weisel as our sales agent. Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE Amex stock exchange and any other trading market for the common stock, and sales to or through a market maker other than on an exchange.

As sales agent, Stifel Nicolaus Weisel will not engage in any transactions that stabilize our common stock.

Stifel Nicolaus Weisel will offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Stifel Nicolaus Weisel. We will designate the maximum amount of common stock to be sold through Stifel Nicolaus Weisel on a daily basis or otherwise determine such maximum amount together with Stifel Nicolaus Weisel. Subject to the terms and conditions of the Sales Agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Stifel Nicolaus Weisel not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Stifel Nicolaus Weisel may suspend the offering of the common stock being made through Stifel Nicolaus Weisel under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Stifel Nicolaus Weisel as sales agent shall be equal to 3% of the gross sales price of the shares sold through it pursuant to the Sales Agreement.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Stifel Nicolaus Weisel will provide written confirmation to us following the close of trading on the NYSE Amex as applicable, each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Stifel Nicolaus Weisel.

We will report at least quarterly the number of shares of common stock sold through Stifel Nicolaus Weisel under the Sales Agreement, the net proceeds to us and the compensation paid by us to Stifel Nicolaus Weisel in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of the common stock on our behalf, Stifel Nicolaus Weisel may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Stifel Nicolaus Weisel may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Stifel Nicolaus Weisel against certain liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to Stifel Nicolaus Weisel under the Sales Agreement, will be approximately $50,000.

We and Stifel Nicolaus Weisel each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party's sole discretion at any time.

LEGAL MATTERS

Certain legal matters with respect to the legality of the shares of UQM common stock offered by this prospectus supplement will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado. Certain legal matters in connection with the offering of the common stock will be passed upon for Stifel Nicolaus Weisel by LeClairRyan, New York, New York.

EXPERTS

The consolidated audited financial statements and management's assessment of the effectiveness of internal controls over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement to which this prospectus supplement relates have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

UQM Technologies, Inc.

15,000,000 Shares

Common Stock

From time to time, we may offer up to an aggregate of 15,000,000 shares of our common stock, either individually or in units. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before buying any of the securities being offered.

The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. The offered shares may be sold from time to time at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. Such transactions may take place on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges, in the over-the-counter market, or otherwise.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" beginning on page 6 of this prospectus and any supplements to this prospectus.

Our common stock, par value $0.01 per share, trades on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges under the symbol "UQM." On July 28, 2009, the last reported sales price of our common stock on NYSE Amex was $3.58. As of July 28, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $94,564,454, based on 26,998,608 shares of outstanding common stock, of which approximately 26,414,652 are held by non-affiliates.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2009.

TABLE OF CONTENTS

Prospectus Summary
1
Risk Factors
2
Forward-Looking Statements
4
Use of Proceeds
5
Plan of Distribution
5
Where You Can Find More Information
6
Incorporation of Certain Documents by Reference
6
Legal Matters
7
Experts
7

You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

Prospectus Summary

This prospectus is part of a registration statement we filed on Form S-3 with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may from time to time offer and sell up to an aggregate of 15,000,000 shares of our common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering.

Each time we offer and sell shares of our common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under the heading "Where You Can Find More Information" before making an investment decision. THIS PROSPECTUS MAY NOT BE USED TO SELL SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement on Form S-3 of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement that we may authorize to be provided to you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference in this prospectus is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any offer or sale of our securities occurs. Our business, financial condition and results of operations may have changed since then.

The words "UQM," "we", "us" and "our" as used in this prospectus refer only to UQM technologies, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Our Company

UQM Technologies, Inc., ("UQM") is a developer and manufacturer of energy efficient, power dense, electric motors, generators and power electronic controllers. We were incorporated in the state of Colorado in 1967. Our primary focus is incorporating our advanced technology into products aimed at emerging markets for electrically propelled vehicles that are expected to experience rapid growth as well as selected existing commercial markets. We operate our business in two segments: (1) technology - which encompasses the further advancement and application of our proprietary motors, generators, power electronics and software; and (2) power products - which encompasses the manufacture of motors, generators, power electronic controllers and related products. Our $0.01 par value common stock trades on the NYSE Amex, Chicago, Pacific, Berlin and Frankfurt stock exchanges under the symbol "UQM."

The Company's revenue is derived from two principal sources: (1) funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of our proprietary technology to customers' products; and (2) the manufacture and sale of products engineered by us.

We have two principal operating companies: (1) UQM Technologies, Inc. which includes the Corporate Headquarters and Engineering and Product Development Center; and (2) wholly-owned subsidiary UQM Power Products, Inc. ("UQM Power") which is an ISO quality certified manufacturer of our products. Both operating companies are located in Frederick, Colorado.

We are located at 7501 Miller Drive, Frederick, Colorado 80530, and our telephone number is (303) 278-2002. Our Internet address is www.uqm.com. The information on our website is not incorporated by reference into this prospectus.

Risk Factors

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Our business is subject to a number of risks and uncertainties, many of which are outside of our control.

We have incurred significant losses and may continue to do so.

We have incurred significant net losses as shown in the following tables:

Fiscal Year Ended March 31,
2009	2008	2007
Net Loss
$4,402,019	$4,586,105	$3,431,357

We have had accumulated deficits as follows:

June 30, 2009
$70,054,355
March 31, 2009
$69,425,239
March 31, 2008
$65,023,220

In the future we plan to make additional investments in product development and commercialization, which is likely to cause us to remain unprofitable.

Our operating losses and working capital requirements could consume our current cash balances.

Our net loss for the quarter ended June 30, 2009 was $629,116 versus a net loss for the comparable quarter last fiscal year of $999,715. At June 30, 2009, our cash and short-term investments totaled $4,477,576. Our net loss for the fiscal year ended March 31, 2009 was $4,402,019 versus a net loss for the fiscal year ended March 31, 2008 of $4,586,105. We expect our losses to continue for at least the next few years, and our operations could consume some or all of our cash balances. We are not certain that our existing cash resources will be sufficient to complete our business plan. Should our existing cash resources be insufficient, we may need to secure additional funding, which may not be available on terms acceptable to us, if at all.

A prolonged downturn in global economic conditions may materially adversely affect our business.

Our business and results of operations are affected by international, national and regional economic conditions. Financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining values of others. The global economy has entered a recession. We are unable to predict the likely duration and severity of the current disruptions in financial markets, credit availability, and adverse economic conditions throughout the world. These economic developments affect businesses such as ours and those of our customers in a number of ways that could result in unfavorable consequences to us. Current economic conditions or a deepening economic downturn in the United States and elsewhere, including in the automobile industries, may cause our current or potential customers to delay or reduce purchases which could, in turn, result in reductions in sales of our products, materially and adversely affecting our results of operations and cash flows. Volatility and disruption of global financial markets could limit our customers' ability to obtain adequate financing to maintain operations and proceed with planned or new capital spending initiatives, leading to a reduction in sales volume that could materially and adversely affect our results of operations and cash flow. In addition, a decline in our customers' ability to pay as a result of the economic downturn may lead to increased difficulties in the collection of our accounts receivable, higher levels of reserves for doubtful accounts and write-offs of accounts receivable, and higher operating costs as a percentage of revenues.

Some of our contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Some of our technology has been developed under government funding by United States government agencies. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if we fail to commercialize the developed technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

Some of our orders for the future delivery of products are placed under blanket purchase orders which may be cancelled by our customers at any time. The amount payable to the company, if any, upon cancellation by the customer varies by customer. Accordingly, we may not recognize as revenue all or any portion of the amount of outstanding order backlog we have reported.

We face intense competition in our motor development and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world's largest automobile manufacturers. These companies have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products. In addition, the U.S. Government is expected to award substantial financial grants and loans under the recently enacted stimulus bill to companies engaged in the development and manufacture of energy efficient, low emission vehicles. To the extent that our competitors receive awards under the stimulus bill in amounts or proportions greater than we do, our ability to compete could be adversely impacted.

If we fail to develop and achieve market acceptance for our products, our business may not grow.

We believe our proprietary systems are suited for a wide-range of vehicle electrification applications. We currently expect to make substantial investments in human resources, manufacturing facilities and equipment, production and application engineering, among other things, to capitalize on the anticipated expansion in demand for products related to this market area. However, our experience in this market area is limited. Our sales in this area will depend in part on the market acceptance of and demand for our proprietary propulsion systems and related future products. We are not certain that we will be able to introduce or market our products, develop other new products or product enhancements in a timely or cost-effective manner or that our products will achieve market acceptance.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we cannot assure that we would be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

Because most of our motors are designed for use in vehicles, and because vehicle accidents can cause injury to persons and property, we are subject to a risk of claims for product liability. We carry product liability insurance of $10 million covering most of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations.

The unpredictability and fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have varied in the past, and may vary in the future, from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. The primary factors that may affect us include the following:

the timing and size of sales of our products and services;

loss of customers or the ability to attract new customers;

changes in our pricing policies or the pricing policies of our competitors;

increases in sales and marketing, product development or administration expenses;

costs related to acquisitions of technology or businesses;

our ability to attain and maintain quality levels for our products; and

general economic factors.

Future or anticipated sales of our stock may impact its market price.

Sales of substantial numbers of shares of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. The number of shares of common stock covered by this prospectus is equal to approximately 55.6% of the outstanding shares of our common stock as of July 28, 2009. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

Forward-Looking Statements

This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, the words "anticipate", "believe", "plan", "estimate", "may", "will", "intend" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Important risk factors that could cause actual results to differ from those contained in the forward-looking statements are listed above under "Risk Factors."

Use of Proceeds

Except as otherwise may be described in the applicable prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the offered primary shares to our general funds. These funds will be used for general corporate purposes, including capital expenditures, repayment of long term and short term debt, working capital and the financing of future acquisitions. We may also invest funds which are not required immediately in short-term, investment grade securities.

Plan of Distribution

We may sell the shares on the NYSE Amex, Chicago, Pacific, Berlin or Frankfurt stock exchanges, or in the over-the-counter market or quotation service or otherwise, at a fixed offering price, which may be changed, at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices.

We may sell the shares from time to time through agents to the public or to investors, pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, or any combination of the above. We may distribute securities from time to time in one or more transactions:

to broker-dealers acting as principals;

through broker-dealers acting as agents;

in block trades;

in agency placements;

in exchange distributions;

in brokerage transactions;

through crosses in which the same broker acts as an agent on both sides of the trade;

in privately negotiated transactions;

in transactions other than on exchanges or services;

through the writing of options, whether the options are listed on an option exchange or otherwise;

in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized over-the-counter options; and

by any other method permitted pursuant to applicable law.

To the extent required, we will amend or supplement this prospectus from time to time to describe a specific plan of distribution. The purchasers of the shares may pay compensation in the form of discounts, concessions or commissions to broker-dealers or others who act as agents or principals or both. The amounts of compensation may be negotiated at the time and may be in excess of customary commissions. Broker-dealers and any other persons participating in a distribution of the shares may be underwriters as that term is defined in the Securities Act, and any discounts, concessions or commissions may be underwriting discounts or commissions under the Securities Act.

The number of the shares being offered and the terms of the offering, the names of any agents, brokers or dealers and any commission with respect to a particular offer will be set forth in a prospectus supplement. Some of the agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the shares covered by this prospectus.

We cannot assure you that we will sell any or all of the shares covered by this prospectus.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the Securities Act of 1933. You may read and copy this information or obtain copies of this information by mail from the following location at the SEC:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like UQM, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

Annual Report on Form 10-K for the year ended March 31, 2009.

Quarterly report on Form 10-Q for the quarter ended June 30, 2009.

Definitive Proxy Statement on Schedule 14A filed with the SEC on June 30, 2009 for the Annual Meeting of Shareholders to be held on August 11, 2009.

The description of our common stock contained in our Registration Statement on Form 8-A (file no. 0-9146), as amended.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Donald A. French, Chief Financial Officer

UQM Technologies, Inc.

7501 Miller Drive

Frederick, Colorado 80530

(303) 278-2002

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Legal Matters

Certain legal matters with respect to the legality of the shares of UQM common stock offered by this prospectus will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado.

Experts

The consolidated financial statements and the effectiveness of internal controls over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

UQM TECHNOLOGIES, INC.

3,000,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

September 16, 2010

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Stifel Nicolaus Weisel